                                 Exhibit 99.1
                             Financial Statements
                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

           Eight Months Ended August 31, 1999 and 1998 (unaudited),
                       and Year ended December 31, 1998



                                    Contents


Report of Independent Auditors.........................................  1

Financial Statements

Balance Sheets.........................................................  2
Statements of Income...................................................  3
Statements of Cash Flows...............................................  4
Notes to Financial Statements..........................................  5

                        Report of Independent Auditors


The Board of Directors
Aztec Manufacturing Co.


We have audited the accompanying balance sheet of Compressed Gas Insulated Transmission (A Division of ABB Power T&D Company, Inc.) (the Company) as of December 31, 1998, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compressed Gas Insulated Transmission at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



October 29, 1999                                 By: /s/ Ernst & Young, LLP
                                                 --------------------------

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                                Balance Sheets

                                                                    August 31                  December 31
                                                                       1999                       1998
                                                            -----------------------     ----------------------
                                                                   (Unaudited)
Assets
Current assets:
 Cash and cash equivalents                                              $     3,651                $ 1,463,546
 Accounts receivable, less allowance for doubtful accounts
    of $25,790 in 1999 and $25,906 in 1998                                1,361,814                  3,436,024
 Accounts receivable from affiliates                                              0                    588,249
 Inventories:
    Work in process                                                         311,068                    360,963
    Raw material and supplies                                               790,264                    992,899
                                                            -----------------------     ----------------------
                                                                          1,101,332                  1,353,862

Revenue in excess of billings                                             2,020,674                    394,323
Prepaid expenses                                                             63,554                     39,470
Other current assets                                                          3,128                          0
                                                            -----------------------     ----------------------
Total current assets                                                      4,554,153                  7,275,474

Property and equipment, at cost:
 Machinery and equipment                                                  2,309,879                  2,550,431
 Furniture and fixtures                                                     483,174                    119,206
 Leasehold improvements                                                     300,561                    287,707
 Construction in progress                                                    84,154                    139,147
                                                            -----------------------     ----------------------
                                                                          3,177,768                  3,096,491

 Less accumulated depreciation and amortization                          (2,449,524)                (2,300,088)
                                                            -----------------------     ----------------------
                                                                            728,244                    796,403

Other Assets                                                                364,700                          0

Total assets                                                            $ 5,647,097                $ 8,071,877
                                                            =======================     ======================

Liabilities and ABB Power T&D  investment
Liabilities:
   Accounts payable                                                     $   411,464                $   212,406
  Accrued liabilities:
   Salaries, wages and employee benefits                                    633,958                    352,247
   Billings in excess of revenue                                                  0                  1,971,363
   Deferred revenue from affiliate                                                0                    228,906
   Warranty costs                                                           956,286                    947,877
   Other accrued expenses                                                   245,042                    457,954
                                                            -----------------------     ----------------------
                                                                          1,835,286                  3,958,347
                                                            -----------------------     ----------------------
Total current liabilities                                                 2,246,750                  4,170,753

Due to Parent                                                                     0                    764,712

ABB Power T&D investment                                                  3,400,347                  3,136,412
                                                            -----------------------     ----------------------

Total liabilities and ABB Power T&D investment                          $ 5,647,097                $ 8,071,877
                                                            =======================     ======================

See accompanying notes.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                             Statements of Income


                                      Eight Months      Eight Months
                                         Ended             Ended            Year Ended
                                       August 31         August 31          December 31
                                          1999              1998               1998
                                   ---------------    --------------    -----------------
                                      (Unaudited)       (Unaudited)
Net sales to third parties              $4,905,000        $6,702,000          $ 9,864,176
Net sales to affiliates                  2,353,000         1,740,000            2,344,803
                                   ---------------    --------------    -----------------
Net sales                                7,258,000         8,442,000           12,208,979

Cost of sales                            4,877,000         5,856,000            8,964,363
                                   ---------------    --------------    -----------------
                                         2,381,000         2,586,000            3,244,616

Operating expenses:
 Selling, general and                      902,000           864,000            1,023,899
  administrative
 Allocations from Parent                   332,000           321,000              371,001
                                   ---------------    --------------    -----------------
Total operating expenses                 1,234,000         1,185,000            1,394,900
                                   ---------------    --------------    -----------------

Operating income                         1,147,000         1,401,000            1,849,716
Loss on advances to affiliate                    0           104,000              297,917
                                   ---------------    --------------    -----------------

Income before income taxes               1,147,000         1,297,000            1,551,799

Provision for income taxes                 430,000           486,000              630,000
                                   ---------------    --------------    -----------------

Net income                              $  717,000        $  811,000          $   921,799
                                   ===============    ==============    =================

See accompanying notes.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                            Statement of Cash Flows

                                              Eight Months      Eight Months
                                                 Ended             Ended           Year Ended
                                               August 31         August 31        December 31
                                                  1999              1998              1998
                                           ---------------     -------------     -------------
                                              (Unaudited)       (Unaudited)
Operating activities
Net income                                     $   717,000       $   811,000       $   921,799
Adjustments to reconcile net income to net
 cash provided by Operating activities:
  Loss on sale of equipment                              0                 0            10,817
  Depreciation and amortization                    149,000           151,000           272,107
  Changes in assets and liabilities:
   Accounts receivable                           2,074,000           905,000        (1,793,052)
   Accounts receivable from affiliates             588,000           201,000           248,629
   Inventory                                       253,000           370,000           849,376
   Prepaid expenses                                (24,000)          (16,000)             (977)
   Revenues in excess of billings               (1,626,000)          950,000         1,670,481
   Other Assets                                   (368,000)          692,000
   Accounts payable                                199,000          (927,000)       (1,106,840)
   Billings in excess of revenue                (1,972,000)          497,000         1,010,829
   Warranty costs                                    8,000            13,000            47,939
   Deferred revenue from affiliates               (228,000)                0           228,906
   Income taxes                                          0           (26,000)          630,000
   Other accrued liabilities                        69,000           362,000           620,916
                                           ---------------     -------------     -------------
Net cash (used) provided by operating
 activities                                       (161,000)        3,983,000         3,610,930

Investing activities
Purchases of property and equipment                (81,000)         (144,000)         (242,389)
                                           ---------------     -------------     -------------
Net cash used in investing activities              (81,000)         (144,000)         (242,389)

Financing activities
Net cash paid to Parent                         (1,218,000)       (1,476,000)       (1,910,000)
                                           ---------------     -------------     -------------
Net cash used in financing activities           (1,218,000)       (1,476,000)       (1,910,000)
                                           ---------------     -------------     -------------

Increase (Decrease) in cash and cash
 equivalents                                    (1,460,000)        2,363,000         1,458,541
Cash and cash equivalents at beginning of
 year or period                                  1,464,000             5,000             5,005
                                           ---------------     -------------     -------------
Cash and cash equivalents at end of year
 or period                                     $     4,000       $ 2,368,000       $ 1,463,546
                                           ===============     =============     =============

See accompanying notes.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                         Notes to Financial Statements

                               December 31, 1998


1.   Background and Description of Business

Compressed Gas Insulated Transmission (the Company), a division of ABB Power T&D Company, Inc., manufactures custom-compressed, gas-insulated transmission bus ducts which carry high-voltage electricity as an alternative to the conventional overhead electric cables. The Company also is a supplier of products for the bus ducts market. The first commercial system was installed by the Company in
1972.   Compressed Gas Insulated Transmission is a division of ABB Power T&D
Company, Inc. (the Parent), which, in turn, is a subsidiary of Asea Brown Boveri of Switzerland.

On August 31, 1999, ABB Power T&D Company, Inc. signed a purchase and sale agreement with Aztec Manufacturing Company (Aztec) under which Aztec would acquire certain assets and liabilities of the Company for a purchase price of $10,747,000 (the Transaction). ABB Power T&D Company, Inc. has agreed to retain certain assets and liabilities related to the Company, including cash, prepaid insurance, workers' compensation, pension and postretirement obligations. The accompanying financial statements do not reflect any aspect of the Transaction.

2.   Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant of these estimates and assumptions relate to allocation of Parent-shared services costs, valuation of inventory and certain accrued liabilities, including, among others, those for warranties. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less at time of issuance are classified as cash equivalents.

Inventories

Inventories are stated at the lower of cost, using the average cost method, or market.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                   Notes to Financial Statements (continued)


2.   Summary of Significant Accounting Policies (continued)

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

     Machinery and equipment                                7 years
     Furniture and fixture                                  5 years
     Leasehold improvements     Lesser of lease term or useful life

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of (SFAS No.
121), the Company reviews its long-lived assets, including property and equipment, whenever events or change in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine the recoverability of its long-lived assets, the Company evaluates the probability that the future undiscounted net cash flows will be less than the carrying amount of the assets. Impairment is measured at fair value. SFAS No. 121 has had no effect on the Company's financial statements.

Concentration of Credit Risk

The Company sells to companies engaged in the production of electricity worldwide. Credit evaluations of customers are performed by ABB Power T&D Company, Inc. Reserves are maintained for potential credit losses, and such losses have been within management's expectations.

Revenue Recognition

Sales of products under long-term contracts are recognized under the percentage-of-completion method of accounting. Under this method, the revenue to be recognized is determined by multiplying the percentage of the contract value by the physical completion to date. Percentage of completion to date is determined by dividing actual costs incurred to date by the total estimated costs of completion. Costs associated with contracts are expensed as incurred.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                   Notes to Financial Statements (continued)


2.   Summary of Significant Accounting Policies (continued)

Warranty

The Company provides warranties on its products for various periods between one and five years. The Company reserves for future warranty costs based on estimates established by management. Anticipated costs related to warranties are charged to cost of sales at the time of shipment.

3.  Income Taxes

The Company's operations are included in the consolidated federal and combined state income tax returns of the Parent. However, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No.
109), for the purposes of these financial statements, the provision for income taxes is calculated as if the Company were a separate taxpayer. Accordingly, the provision for income taxes is based upon the Company's reported income before income taxes. Income taxes are considered to have been paid or charged to ABB Power T&D Company, Inc. and are recorded through the Due to Parent account.

4.  Related-Party Transactions

The Company is involved in material transactions with ABB Power T&D Company, Inc. and its affiliates as follows:

Division Support

The Company has funded the operating losses of IPB, a division of ABB Power T&D Company, Inc. The cumulative losses through 1997 were $2,496,857. The loss of the IPB division in 1998 totaled $297,917 ($0 and $104,000 for eight months ended August 31, 1999 and 1998 respectively). The IPB division will be retained by ABB Power T&D Company, Inc. subsequent to the Transaction.

Allocation of Parent Expenses

The Company relies on the Parent for certain services, including human resources, employee benefits, legal, tax compliance, audit and general corporate services to the Company. Allocated costs related to these services are included in the accompanying financial statements and amounted to $371,000 in 1998 ($332,000 and $321,000 for eight months ended August 31, 1999 and 1998 respectively). This amount would not be the same had the Company been an independent entity.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                   Notes to Financial Statements (continued)


4.   Related-Party Transactions (continued)

Retirement Plan

The Company's employees participate in a Parent-sponsored, noncontributory defined benefit retirement plan covering employees from multiple divisions of ABB Power T&D Company, Inc. The Company's cost for the plan amounted to $94,164 in 1998 ($56,000 and $64,000 for eight months ended August 31, 1999 and 1998 respectively) and is included in the accompanying financial statements. While ABB Power T&D Company, Inc. will retain any related obligations, this plan will not continue with the Company subsequent to the Transaction.

Postretirement Health Care Plans

The Company's employees participate in Parent-sponsored healthcare and life insurance plans for certain retired employees and dependents. The Company's cost for the plans amounted to $12,547 in 1998 ($7,000 and $8,000 for eight months ended August 31, 1999 and 1998 respectively) and is included in the accompanying financial statements. While ABB Power T&D Company, Inc. will retain any related obligations, this plan will not continue with the Company subsequent to the Transaction.

Employee Savings Plan

Under the employee savings plan sponsored by the Parent, the Company matches the contributions of participating employees up to a designated level. The Company matches 50% of the employee's contribution up to the first 6%. Employees are immediately eligible for participation in the 401(k) plan and are 50% vested in the matching portion after year two and fully vested after year three. The matching contributions of the Company were $56,798 in 1998 ($34,000 and $39,000 for eight months ended August 31, 1999 and 1998 respectively). While ABB Power T&D Company, Inc. will retain any related obligations, this plan will not continue with the Company subsequent to the Transaction.

5.  Income Taxes

The provision for income taxes consists of current federal taxes of $480,000 for the year ended December 31, 1998 ($319,000 and $361,000 for eight months ended August 31, 1999 and 1998 respectively), and current state taxes of $150,000 for the year ended December 31, 1998 ($111,000 and $125,000 for eight months ended August 31, 1999 and 1998 respectively). There are no significant deferred tax items.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                   Notes to Financial Statements (continued)


6.   Research and Development Expenses

Research and development expenses of $434,950 were charged to cost of products sold as incurred.

7.   Commitments

The Company leases facilities and equipment under long-term operating lease agreements. Payments under these leases are charged to expense as the obligation is incurred.

Future minimum rental payments required under leases with non-cancelable terms in excess of one year at December 31, 1998 were as follows:

                                Operating
Year                             Leases
-------------------------------------------
1999 through August 31, 1999     $  171,232
August 31, 1999                      85,616
2000                                256,848
2001                                264,553
2002                                275,136
Thereafter                          550,272
                                 ----------
                                 $1,603,657
                                 ==========

Total rental expense in 1998 was approximately $245,000 (for the eight months ended August 31, 1999 and 1998 was approximately $171,000 and $163,000 respectively).

8.   Industry and Significant Customers

Industry

The Company operates primarily in one industry segment, contract manufacturing, with sales to customers in the United States and worldwide. Approximately 88% of the Company's net sales in 1998 were in the United States, and the remaining 12% were export sales.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                   Notes to Financial Statements (continued)


8.   Industry and Significant Customers (continued)

Significant Customers

As a percentage of net sales, net sales to significant customers in 1998 were as follows:

     Southern California Edison                   51%
     Mitsubishi Electric                          21%
     ABB--Energie                                 12%

As a percent of net sales, net sales in the eight month periods in 1999 and 1998 were comparable to the 12 month period in 1998.

Accounts receivable pertaining to these customers as a percentage of total accounts receivable were as follows at December 31, 1998:

     Southern California Edison                   12%
     Mitsubishi Electric                          63%
     ABB--Energie                                  0%

As a percent of accounts receivable, accounts receivable in the eight month periods in 1999 and 1998 were comparable to the 12 month period in 1998.


9.   Year 2000

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs or hardware that has date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000.
This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Based on recent assessments, the Company does not believe that the Year 2000 Issue will have a material impact on its Information Technology (IT) and non-IT systems. The Company's business systems have been reprogrammed to accommodate dates into and through the year 2000. Integrated testing of these systems, with user involvement, is scheduled throughout 1999. The Company believes that installed upgrades will achieve Year 2000 compliance in each of these areas.

                     Compressed Gas Insulated Transmission
                  (A Division of ABB Power T&D Company, Inc.)

                   Notes to Financial Statements (continued)


9.   Year 2000 (continued)

The Company's facilities have been, or are in the process of being, inventoried and assessed for Year 2000 issues within the manufacturing, environmental, safety and security systems. Testing with the vendors will occur in 1999.

The Company's installed and in-process products have been assessed for Year 2000 readiness. Tests have revealed no Year 2000 issues. The Company is in the process of contacting its critical vendors and suppliers.

The Company currently has no contingency plans in place in the event it does not complete all phases of the Year 2000 program. The Company plans to evaluate the status of completion of its Year 2000 program in 1999 and determine whether contingency plans are necessary. In the opinion of management, the total cost of addressing the Year 2000 Issue will not have a material impact on the Company's financial position or results of operations.


10.  Unaudited Financial Information

The unaudited Balance Sheet as of August 31, 1999, Statements of Income for the eight months ended August 31, 1999 and August 31, 1998 and Statements of Cash Flows for the eight months ended August 31, 1999 and August 31, 1998 were prepared and inserted by management.